As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCI Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, FL 33619

(813) 849-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F&L Corp.

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Graham, Esq. General Counsel HCI Group, Inc. 3802 Coconut Palm Drive Tampa, Florida 33619 Telephone No.: (813) 849-9500	Curt P. Creely, Esq. Garrett F. Bishop, Esq. Foley & Lardner LLP 100 N. Tampa Street, Suite 2700 Tampa, Florida 33602 Telephone No.: (813) 229-2300 Facsimile No.: (813) 221-4210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains three prospectuses:

•

A base prospectus (the “Base Prospectus”) that covers the offering, issuance and sale by us and the selling security holders of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units, in each case from time to time in one or more offerings;

•

An equity distribution agreement prospectus supplement (the “ATM Prospectus Supplement”) covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $75.0 million of our common stock that may be issued and sold under an equity distribution agreement with each of Truist Securities, Inc. and Citizens JMP Securities, LLC, each as sales agent; and

•

A resale prospectus supplement (the “Resale Prospectus Supplement”) relating to (1) the possible issuance of up to 750,000 shares of common stock by us to the holder of our common stock purchase warrants upon the exercise of such warrants; (2) the possible resale by CB Snowbird Holdings, L.P., a Delaware limited partnership (“selling security holder”), of amended and restated common stock purchase warrants issued in a private placement on January 22, 2024; and (3) the possible resale by the selling security holder of up to 750,000 shares of our common stock issuable upon the exercise of such warrants.

The Base Prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. The specific terms of the securities to be issued and sold under the equity distribution agreement is specified in the ATM Prospectus Supplement that immediately follows the Base Prospectus. Information about the selling security holders that may sell a common stock purchase warrant or shares of our common stock registered pursuant to the Resale Prospectus Supplement is included in the Resale Prospectus Supplement that immediately follows the ATM Prospectus Supplement.

1

PROSPECTUS

HCI Group, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We may sell any combination of these securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts and stock purchase units.

In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time, in one or more offerings, securities in such amounts and on such terms as set forth in such prospectus statement.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price and the net proceeds we and any selling security holders expect to receive from the sale of such securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We or the selling security holders may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution and, if we or any selling security holders use any agents, underwriters or dealers to sell our securities, the names of such agents, underwriters or dealers and a description of their compensation.

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.” On January 18, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $89.44 per share.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 6 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2024.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “HCI” refer to HCI Group, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing an “automatic shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration process, we or any selling security holder may, from time to time, offer and sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we or any selling security holders offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement (and any applicable free writing prospectuses) and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. Neither we, nor the selling security holders, have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are based solely on our current beliefs and are not guarantees of future performance. Therefore, these forward-looking statements are subject to inherent risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to:

•	the future availability of insurance policy assumptions and acquisitions;

•	the effect of governmental regulation on the insurance industry and other industries in which we operate;

•	any failure of our information technology systems or cybersecurity breach;

•	the frequency and extent of insurance claims;

•	uncertainties inherent in our reserve estimates;

•	the occurrence of catastrophic events, particularly in the State of Florida;

•	our ability to sell insurance products through independent agents;

•	restrictions on our ability to change premium rates;

•	increased rate pressure on premiums due to competition and market conditions;

•	changes in the demand for, pricing of, availability of or collectability of reinsurance;

•	the success and economic viability of the anchor tenants for our real estate investments; and

•

other risks and uncertainties that we identify under “Risk Factors” on page 5 of this prospectus, in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in any prospectus supplement, in any other offering material, and in any other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, any prospectus supplement and/or any other offering material.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

OUR COMPANY

Our Business

HCI Group, Inc. is a Florida-based company that, through its subsidiaries, is engaged in various business activities, including property and casualty insurance, information technology services, insurance management, real estate, and reinsurance.

Our largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (“Homeowners Choice”), provides property and casualty insurance primarily to residential property owners and tenants in Florida. Homeowners Choice began operations by participating in a “take-out program” through which we assumed insurance policies issued by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the State’s risk exposure by encouraging private companies to assume policies from Citizens. Opportunities to acquire large numbers of policies from Citizens meeting our strict underwriting criteria diminished in recent years. However, recently, circumstances within the Florida homeowners insurance industry have changed and we plan to selectively pursue additional assumption transactions with Citizens. On September 1, 2023, we received approval from the Florida Office of Insurance Regulation to assume up to 75,000 policies from Citizens.

TypTap Insurance Group, Inc. (“TTIG”), our majority-owned InsurTech subsidiary, provides homeowners insurance and produces insurance-related technologies. It currently has four subsidiaries: TypTap Insurance Company (“TypTap”), TypTap Management Company, Exzeo USA, Inc., and Cypress Tech Development Company which also owns Exzeo Software Private Limited, a subsidiary domiciled in India. TypTap is primarily engaged in the property and casualty insurance business, focusing on homeowners multi-peril policies. TypTap utilizes technology developed by Exzeo to receive, analyze, approve and process policy applications and issue resulting policies automatically.

Our general operating and growth strategies are to continually optimize our existing book of insurance business, organically expand our insurance business, manage our costs and expenses, diversify our business operations, develop and deploy new technologies to streamline operational processes, and maintain a strong balance sheet so we can quickly pursue accretive opportunities when they arise. Our growth strategies also include assumption of business from other insurance companies.

We have a Bermuda domiciled wholly owned reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), which provides reinsurance to Homeowners Choice and TypTap. We selectively retain risk in Claddaugh. Claddaugh fully collateralizes its exposure to Homeowners Choice and TypTap by depositing funds into a trust account. Claddaugh may mitigate a portion of its risk through retrocession contracts. Currently, Claddaugh does not provide reinsurance to non-affiliates. Other auxiliary operations also include claim adjusting and processing services.

Homeowners Choice and TypTap have provided reinsurance to a non-affiliated insurance company in connection with the transition of business from that insurance company to Homeowners Choice and TypTap pending regulatory approvals. Our real estate operations consist of multiple properties we own and operate for investment purposes and also properties we own and use for our own operations. Our portfolio of investment properties includes three waterfront properties consisting of a total of 26.1 acres and a five-acre submerged land lease. One waterfront property contains a building structure that we currently lease to the operator of Crabby’s on the Pass restaurant and a marina. Another houses retail space and a marina with high and dry storage. We acquired the restaurant and marina operations in connection with our purchase of two waterfront properties and we continue to operate two marinas to enhance the property values. The remaining waterfront property consists of nine acres of vacant land. Additional investment properties include an Aldi-anchored retail center in Clearwater, Florida, a second grocery-anchored retail center that is currently under development in Haines City, Florida, a Thornton’s filling station with inline retail in Riverview, Florida, and an office building totaling approximately 180,000 square feet in the Westshore area of Tampa.

Our real estate used in operations consists of an office building located in the Sabal Palms Industrial Park in Tampa, Florida with gross area of 67,289 square feet, an office building located in the Westshore area of Tampa, Florida with gross area of 72,249 square feet, and an office building with gross area of approximately 16,000 square feet in Ocala, Florida. The Ocala location, in addition to day-to-day operational use, serves as our alternative site in the event we experience any significant disruption at our Tampa offices.

Our information technology operations include a team of experienced software developers with extensive knowledge in designing and creating web-based applications. The operations, which are located in Tampa, Florida and Noida, India, are focused on developing cloud-based, innovative products and services that support in-house operations as well as our third-party relationships with our agency partners and claim vendors. Products created thus far have been solely for use by the Company’s insurance-related subsidiaries.

Recent Developments

Citizens Assumptions

Effective November 21, 2023, our subsidiary, Homeowners Choice assumed approximately 53,750 policies from Citizens. The assumption of the policies, which amount to approximately $196 million of in-force premium, is based upon an approval in September 2023 by the Florida Office of Insurance Regulation. Additionally, our subsidiary, TypTap, assumed approximately 6,700 policies from Citizens in December 2023 and assumed approximately 9,500 policies from Citizens in January 2024.

Condo Owners Reciprocal Exchange

On November 30, 2023, the Company received regulatory approval from the Florida Office of Insurance Regulation to form Condo Owners Reciprocal Exchange (“CORE”), a an HCI sponsored reciprocal insurer, which will focus on writing commercial residential policies for condominium owners in Florida. A reciprocal insurer is an unincorporated aggregation of at least 25 policyholders operating through an attorney in fact to provide insurance among themselves. A reciprocal insurer is essentially owned by its policyholders, but its operations such as underwriting, claims and management services are provided by an attorney-in-fact for a predetermined management fee.

Redemption of 4.25% Convertible Senior Notes due 2037

On January 10, 2024, the Company announced that it had notified the holders of its outstanding 4.25% Convertible Senior Notes due 2037 (the “Notes”) of its election to redeem the remaining $24 million principal balance of the Notes. As a result of such notice, the Notes became immediately convertible into shares of our common stock. The current conversion rate, which is subject to adjustment, is 16.5893 shares of common stock per $1,000 principal amount of Notes. The redemption date of the Notes is March 15, 2024.

Redemption of Preferred Stock of TypTap Insurance Group, Inc.

On January 22, 2024, we entered into a redemption agreement (“Redemption Agreement”) with CB Snowbird Holdings, L.P., a Delaware limited partnership (“Centerbridge”) whereby we redeemed all of Centerbridge’s preferred shares in TTIG for approximately $103 million (the “Redemption”). As a result of the Redemption, Centerbridge no longer has any equity interest in TTIG. The Redemption Agreement contained representations and warranties and mutual releases customary for this type of transaction. Pursuant to the Redemption Agreement, the parties agreed that each of the Parent Guaranty Agreement, dated February 26, 2021, by us in favor of Centerbridge and the TTIG Shareholders Agreement, dated February 26, 2021, are terminated effective immediately.

In connection with the Redemption, we entered into an amended and restated common stock purchase warrant with Centerbridge, dated January 22, 2024, allowing for the issuance of 750,000 shares of our common stock at an exercise price of $54.40 per share (the “Warrant”). The Warrant contains substantially similar terms and conditions as the common stock purchase warrant, dated February 26, 2021, with Centerbridge (the “Original Warrant”), except that shares of our common stock underlying the Warrant expire as follows: 300,000 shares expire February 26, 2025; 150,000 shares expire December 31, 2026; 150,000 shares expire December 31, 2027; and the remaining 150,000 shares expire December 31, 2028. As with the Original Warrant, the Warrant may be exercised with cash or on a “cashless” basis, at the option of Centerbridge and is subject to customary adjustments in its exercise price and/or number of shares for which the Warrant is exercisable as a result of future stock splits, stock dividends, reverse stock splits, and the like with respect to our common stock, and also upon certain dividends, distributions of stock purchase rights, and fundamental transactions by us.

Also in connection with the Redemption, we entered into a registration rights agreement, dated January 22, 2024, with Centerbridge (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed, by January 31, 2024, to register the resale of the Warrant and the shares underlying the Warrant upon exercise by Centerbridge. In addition to the initial registration, we granted Centerbridge certain demand and piggyback registration rights. Additionally, Centerbridge agreed that, without our prior written consent, neither it nor its affiliates will transfer the Warrant, any shares underlying the Warrant in excess of 300,000 shares in a single transaction (other than a brokers’ transaction) or shares underlying the Warrant directly to a holder who is or, to their knowledge, after such transfer would be required to file an original or amended statement on Schedule 13D. The Registration Rights Agreement is set to terminate upon the earliest to occur of (1) the time in which Rule 144(b)(1) under the Securities Act is available for the resale of the shares underlying the Warrant; (2) no holder under the Registration Rights Agreement holds registerable securities (as defined therein); and (3) June 30, 2029; provided, however, that so long as Centerbridge holds the Warrant, the right to registration under the Registration Rights Agreement with respect to any other registrable securities will not terminate. The piggyback registration rights under the Registration Rights Agreement expire upon the earlier of June 26, 2025 and the term of the Registration Rights Agreement.

Company Information

Our principal executive offices are located at 3802 Coconut Palm Drive, Tampa, Florida 33619, and our telephone number is (813) 849-9500. Our website address is https:.//hcigroup.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement, free writing prospectus or possibly other offering materials containing specific information about the offering will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement, free writing prospectus or other offering material.

We will not receive any proceeds from the sale of securities by the selling security holders.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities.

General Terms

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. If a holder wishes to receive a payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Consolidation, Merger or Sale by the Company

Each indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•

the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists.

Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities.

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.

Each indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.

Modification of the Indentures

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	permit the exchange of debt securities;

•	change or eliminate restrictions on payment in respect of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment.

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•

we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•

it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•

certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us.

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the U.S. or an agency or instrumentality of the U.S., government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.

The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;

•

accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:

•	our indebtedness for money borrowed; and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

•	contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and

•	obligations, liabilities, fees and expenses that we owe to our working capital lenders;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes that we owe;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;

•	any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•

the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. The payment blockage period will end earlier if such payment blockage period is terminated:

•	by written notice to the trustee and us from the person or persons who gave such payment blockage notice;

•	because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or

•	because such senior debt has been discharged or repaid in full in cash.

Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.

If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:

•

the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•

until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt.

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “Defeasance and Covenant Defeasance.”

Book-Entry Delivery and Settlement

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the debt securities has occurred and is continuing; or

•	we determine that the debt securities will no longer be represented by global securities.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized under our articles of incorporation, as amended (our “articles of incorporation”), to issue up to 40,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value, all of which are undesignated as to series. Under our articles of incorporation, our board of directors has the authority to issue such preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation, preferences, sinking fund terms, and the number of shares constituting any series.

Common Stock

As of December 31, 2023, we had 9,738,183 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We will disclose in an applicable prospectus supplement the number of shares of common stock and preferred stock then outstanding.

The following section summarizes the material terms and provisions of our common stock. This summary is not a complete legal description of our common stock, and is qualified in its entirety by reference to our articles of incorporation and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our common stock.

The holders of our common stock are entitled to one vote per share on each matter submitted for a vote. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a single class.

Holders of our common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends by us and subject to any restrictions or preferential rights on the payment of dividends imposed by the terms of any outstanding series of preferred stock.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets of the Company remaining after the payment of its liabilities, subject to the prior distribution rights of any series of preferred stock then outstanding. Our common stock is not subject to redemption nor do holders of our common stock have any preemptive rights to purchase additional shares of common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Our common stock is listed on The New York Stock Exchange under the symbol “HCI.”

Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws, as amended, provide for indemnification of our officers and directors to the fullest extent permitted by Florida law. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Our articles of incorporation and bylaws, each as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Florida law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions, each described further below, could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including attempts that might result in the shareholders’ receiving a premium over the market price for the shares of our common stock and preferred stock held by shareholders.

Classified Board of Directors

Our articles of incorporation and bylaws provide that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Undesignated Preferred Stock

Our articles of incorporation provide our board of directors with the ability to authorize undesignated preferred stock, as well as to classify and reclassify any unissued shares thereof, without the need for shareholder approval, in accordance with the Florida Business Corporation Act (“FBCA”). This authority to issue, classify and/or reclassify shares of preferred stock without shareholder approval makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These provisions could make the proposal of business by our shareholders, including the nomination of directors to replace incumbent directors, more time consuming and difficult.

Board of Directors Size and Vacancies

Under our bylaws, our board of directors has the power to set the size of the board. Additionally, any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors, even if less than a quorum. The ability to increase or decrease the size of the board of directors, and to fill any vacancies resulting from any such enlargement, could make it more difficult for a third party to acquire control of us.

Provisions of Florida Law

We are governed by two provisions of the FBCA that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act (FBCA § 607.0902) generally provides that shares acquired in excess of certain specified thresholds, without first obtaining the approval of our board of directors, will not possess any voting rights unless such voting rights are approved by a majority of our disinterested shareholders.

The Florida Affiliated Transactions Act (FBCA § 607.0901) requires that, subject to certain exceptions, any affiliated transaction with a shareholder that owns more than 15% of the voting shares of the corporation, referred to as an “interested shareholder,” receive the approval of either the corporation’s disinterested directors or a supermajority vote of disinterested shareholders, or, absent either such approval, that a statutory “fair price” be paid to the shareholders in the transaction. The shareholder vote requirement is in addition to any shareholder vote required under any other section of the FBCA or our articles of incorporation. For a publicly traded corporation such as us, this supermajority vote may be difficult to obtain because the votes of the shares beneficially owned by the interested shareholder are not counted.

Florida law also authorizes us to indemnify our directors, officers, employees and agents under certain circumstances and to limit the personal liability of corporate directors for monetary damages, except where the directors (1) breach their fiduciary duties and (2) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct. Our bylaws provide for the indemnification of our current and former directors and officers to the fullest extent permitted by law.

Trading

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is 1-800-937-5449.

DESCRIPTION OF WARRANTS

Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities and the number or value of the underlying securities, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act and is either eligible to register its securities on Form S-3 under the Securities Act or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

SELLING SECURITY HOLDERS

This prospectus also relates to possible registration of securities for resales by certain of our security holders to be named in a prospectus supplement, who we refer to in this prospectus as the “selling security holders.” Because we are a well-known seasoned issuer, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

PLAN OF DISTRIBUTION

We or the selling security holders may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; (5) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or (6) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose as part of a prospectus supplement required information with respect to each selling security holder, including the selling security holder’s name, the nature of any material relationship the selling security holder has had with us or any of our affiliates during the three years preceding such offering, the amount of securities of the class the selling security holder owns prior to the offering, the amount to be offered for the selling security holder’s account, and the amount and (if 1% or more) the percentage of the class to be owned by the selling security holder after completion of the offering.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Offers to purchase securities may be solicited directly by us or the selling security holders or by agents designated by us or the selling security holders, from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us or the selling security holders and the sale thereof may be made by us or the selling security holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling security holders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or the selling security holders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or the selling security holders or borrowed from us, the selling security holders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling security holders in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling security holders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or the selling security holders may arrange for other broker-dealers to participate in the resales.

Each series of securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The specific terms of any lock-up provision or transfer restrictions in respect of any given offering will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Tampa, Florida. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by FORVIS, LLP, an independent registered public accounting firm, as stated in their report thereon. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, https://hcigroup.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed on March 10, 2023);

•	the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 28, 2023) that were incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (as filed on May  10, 2023), our Quarterly Report on Form 10-Q for the quarter ended June  30, 2023 (as filed on August  9, 2023), and our Quarterly Report on Form 10-Q for the quarter ended September 30 (as filed on November 8, 2023);

•

our Current Reports on Form 8-K filed on May 31, 2023, June  8, 2023, June  13, 2023, June  14, 2023, July  7, 2023, September  21, 2023, October  2, 2023, November  6, 2023, November  9, 2023, December  7, 2023 and January 10, 2024; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 19, 2012, including any amendments or reports filed for the purposes of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

HCI Group, Inc.

Attn: Andrew Graham

3802 Coconut Palm Drive

Tampa, Florida 33619

(813) 849-9500

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUPPLEMENT

HCI Group, Inc.

Up to $75,000,000

Common Stock

We have entered into an equity distribution agreement (the “Sales Agreement”), dated January 22, 2024, with Truist Securities, Inc. and Citizens JMP Securities, LLC (each, an “Agent” and collectively, the “Agents”), as sales agent relating to the shares of our common stock, no par value, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through the Agents.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, on any other existing trading market for the common stock or to or through a market maker other than on an exchange. In addition, with our prior written approval, the Agents may also sell shares of our common stock by any other method permitted by law, including in block trades and privately negotiated transactions. The Agents are not required to sell any specific number or dollar amount of shares, but will act as sales agents on a reasonable efforts basis and subject to the terms of the Sales Agreement and consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agents a fixed commission, or allow a discount, for their services in acting as Agents in the sale of common stock equal to up to 3.0% of the gross sales price per share of all shares sold through them as Agents under the Sales Agreement. In connection with the sale of common stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution” for additional information.

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.” On January 18, 2024, the closing price of one share of our common stock on the New York Stock Exchange was $89.44 per share.

Investment in our common stock involves risks. See the section entitled “Risk Factors” on page S-6 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities	JMP Securities A CITIZENS COMPANY

The date of this prospectus supplement is January 22, 2024.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this “shelf” registration process, we may offer and sell any combination of the securities described in the accompanying prospectus, from time to time, in one or more offerings. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement describes the specific details regarding this offering, including the amount of our common stock being offered, the risks of investing in our common stock, and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States: neither we nor the Agents have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our,” “us,” the “Company,” and “HCI” refer, collectively, to HCI Group, Inc., a Florida corporation, and its consolidated subsidiaries.

S-i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are based solely on our current beliefs and are not guarantees of future performance. Therefore, these forward-looking statements are subject to inherent risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to:

•	the future availability of insurance policy assumptions and acquisitions;

•	the effect of governmental regulation on the insurance industry and other industries in which we operate;

•	any failure of our information technology systems or cybersecurity breach;

•	the frequency and extent of insurance claims;

•	uncertainties inherent in our reserve estimates;

•	the occurrence of catastrophic events, particularly in the state of Florida;

•	our ability to sell insurance products through independent agents;

•	restrictions on our ability to change premium rates;

•	increased rate pressure on premiums due to competition and market conditions;

•	changes in the demand for, pricing of, availability of or collectability of reinsurance;

•	the success and economic viability of the anchor tenants for our real estate investments; and

•

other risks and uncertainties that we identify under “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus, in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in any prospectus supplement, in any other offering material, and in any other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement, any prospectus and/or any other offering material.

We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this prospectus supplement. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the sections titled “Risk Factors” in this prospectus supplement and such reports and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report and Quarterly Reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

HCI Group, Inc. is a Florida-based company that, through its subsidiaries, is engaged in various business activities, including property and casualty insurance, information technology services, insurance management, real estate, and reinsurance.

Our largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (“Homeowners Choice”), provides property and casualty insurance primarily to residential property owners and tenants in Florida. Homeowners Choice began operations by participating in a “take-out program” through which we assumed insurance policies issued by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the State’s risk exposure by encouraging private companies to assume policies from Citizens. Opportunities to acquire large numbers of policies from Citizens meeting our strict underwriting criteria diminished in recent years. However, recently, circumstances within the Florida homeowners insurance industry have changed and we plan to selectively pursue additional assumption transactions with Citizens. On September 1, 2023, we received approval from the Florida Office of Insurance Regulation to assume up to 75,000 policies from Citizens.

TypTap Insurance Group, Inc. (“TTIG”), our majority-owned InsurTech subsidiary, provides homeowners insurance and produces insurance-related technologies. It currently has four subsidiaries: TypTap Insurance Company (“TypTap”), TypTap Management Company, Exzeo USA, Inc., and Cypress Tech Development Company which also owns Exzeo Software Private Limited, a subsidiary domiciled in India. TypTap is primarily engaged in the property and casualty insurance business, focusing on homeowners multi-peril policies. TypTap utilizes technology developed by Exzeo to receive, analyze, approve and process policy applications and issue resulting policies automatically.

Our general operating and growth strategies are to continually optimize our existing book of insurance business, organically expand our insurance business, manage our costs and expenses, diversify our business operations, develop and deploy new technologies to streamline operational processes, and maintain a strong balance sheet so we can quickly pursue accretive opportunities when they arise. Our growth strategies also include assumption of business from other insurance companies.

We have a Bermuda domiciled wholly owned reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), which provides reinsurance to Homeowners Choice and TypTap. We selectively retain risk in Claddaugh. Claddaugh fully collateralizes its exposure to Homeowners Choice and TypTap by depositing funds into a trust account. Claddaugh may mitigate a portion of its risk through retrocession contracts. Currently, Claddaugh does not provide reinsurance to non-affiliates. Other auxiliary operations also include claim adjusting and processing services.

Homeowners Choice and TypTap have provided reinsurance to a non-affiliated insurance company in connection with the transition of business from that insurance company to Homeowners Choice and TypTap pending regulatory approvals.

Our real estate operations consist of multiple properties we own and operate for investment purposes and also properties we own and use for our own operations. Our portfolio of investment properties includes three waterfront properties consisting of a total of 26.1 acres and a five-acre submerged land lease. One waterfront property contains a building structure that we currently lease to the operator of Crabby’s on the Pass restaurant and a marina. Another houses retail space and a marina with high and dry storage. We acquired the restaurant and marina operations in connection with our purchase of two waterfront properties and we continue to operate two marinas to enhance the property values. The remaining waterfront property consists of nine acres of vacant land. Additional investment properties include an Aldi-anchored retail center in Clearwater, Florida, a second grocery-anchored retail center that is currently under development in Haines City, Florida, a Thornton’s filling station with inline retail in Riverview, Florida, and an office building totaling approximately 180,000 square feet in the Westshore area of Tampa.

Our real estate used in operations consists of an office building located in the Sabal Palms Industrial Park in Tampa, Florida with gross area of 67,289 square feet, an office building located in the Westshore area of Tampa, Florida with gross area of 72,249 square feet, and an office building with gross area of approximately 16,000 square feet in Ocala, Florida. The Ocala location, in addition to day-to-day operational use, serves as our alternative site in the event we experience any significant disruption at our Tampa offices.

Our information technology operations include a team of experienced software developers with extensive knowledge in designing and creating web-based applications. The operations, which are located in Tampa, Florida and Noida, India, are focused on developing cloud-based, innovative products and services that support in-house operations as well as our third-party relationships with our agency partners and claim vendors. Products created thus far have been solely for use by the Company’s insurance-related subsidiaries.

Recent Developments

Citizens Assumptions

Effective November 21, 2023, our subsidiary, Homeowners Choice assumed approximately 53,750 policies from Citizens. The assumption of the policies, which amount to approximately $196 million of in-force premium, is based upon an approval in September 2023 by the Florida Office of Insurance Regulation. Additionally, our subsidiary, TypTap, assumed approximately 6,700 policies from Citizens in December 2023 and assumed approximately 9,500 policies from Citizens in January 2024.

Condo Owners Reciprocal Exchange

On November 30, 2023, the Company received regulatory approval from the Florida Office of Insurance Regulation to form Condo Owners Reciprocal Exchange (“CORE”), an HCI sponsored reciprocal insurer, which will focus on writing commercial residential policies for condominium owners in Florida. A reciprocal insurer is an unincorporated aggregation of at least 25 policyholders operating through an attorney-in-fact to provide insurance among themselves. A reciprocal insurer is essentially owned by its policyholders, but its operations such as underwriting, claims and management services are provided by an attorney-in-fact for a predetermined management fee.

Redemption of 4.25% Convertible Senior Notes due 2037

On January 10, 2024, the Company announced that it had notified the holders of its outstanding 4.25% Convertible Senior Notes due 2037 (the “Notes”) of its election to redeem the remaining $24 million principal balance of the Notes. As a result of such notice, the Notes became immediately convertible into shares of our common stock. The current conversion rate, which is subject to adjustment, is 16.5893 shares of common stock per $1,000 principal amount of Notes. The redemption date of the Notes is March 15, 2024.

Redemption of Preferred Stock of TypTap Insurance Group, Inc.

On January 22, 2024, we entered into a redemption agreement (“Redemption Agreement”) with CB Snowbird Holdings, L.P., a Delaware limited partnership (“Centerbridge”) whereby we redeemed all of Centerbridge’s preferred shares in TTIG for approximately $103 million (the “Redemption”). As a result of the Redemption, Centerbridge no longer has any equity interest in TTIG. The Redemption Agreement contained representations and warranties and mutual releases customary for this type of transaction. Pursuant to the Redemption Agreement, the parties agreed that each of the Parent Guaranty Agreement, dated February 26, 2021, by us in favor of Centerbridge and the TTIG Shareholders Agreement, dated February 26, 2021, are terminated effective immediately.

In connection with the Redemption, we entered into an amended and restated common stock purchase warrant with Centerbridge, dated January 22, 2024, allowing for the issuance of 750,000 shares of our common stock at an exercise price of $54.40 per share (the “Warrant”). The Warrant contains substantially similar terms and conditions as the common stock purchase warrant, dated February 26, 2021, with Centerbridge (the “Original Warrant”), except that shares of our common stock underlying the Warrant expire as follows: 300,000 shares expire February 26, 2025; 150,000 shares expire December 31, 2026; 150,000 shares expire December 31, 2027; and the remaining 150,000 shares expire December 31, 2028. As with the Original Warrant, the Warrant may be exercised with cash or on a “cashless” basis, at the option of Centerbridge and is subject to customary adjustments in its exercise price and/or number of shares for which the Warrant is exercisable as a result of future stock splits, stock dividends, reverse stock splits, and the like with respect to our common stock, and also upon certain dividends, distributions of stock purchase rights, and fundamental transactions by us.

Also in connection with the Redemption, we entered into a registration rights agreement, dated January 22, 2024, with Centerbridge (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed, by January 31, 2024, to register the resale of the Warrant and the shares underlying the Warrant upon exercise by Centerbridge. In addition to the initial registration, we granted Centerbridge certain demand and piggyback registration rights. Additionally, Centerbridge agreed that, without our prior written consent, neither it nor its affiliates will transfer the Warrant, any shares underlying the Warrant in excess of 300,000 shares in a single transaction (other than a brokers’ transaction) or shares underlying the Warrant directly to a holder who is or, to their knowledge, after such transfer would be required to file an original or amended statement on Schedule 13D. The Registration Rights Agreement is set to terminate upon the earliest to occur of (1) the time in which Rule 144(b)(1) under the Securities Act is available for the resale of the shares underlying the Warrant; (2) no holder under the Registration Rights Agreement holds registerable securities (as defined therein); and (3) June 30, 2029; provided, however, that so long as Centerbridge holds the Warrant, the right to registration under the Registration Rights Agreement with respect to any other registrable securities will not terminate. The piggyback registration rights under the Registration Rights Agreement expire upon the earlier of June 26, 2025 and the term of the Registration Rights Agreement.

Corporate Information

We were incorporated under the laws of the State of Florida on November 30, 2006. Our principal executive offices are located at 3802 Coconut Palm Drive, Tampa, Florida 33619, and our telephone number is (813) 405-3600. Our website address is https://hcigroup.com. The information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	HCI Group, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common stock to be outstanding after this offering(1)	Up to 10,576,733 shares, after giving effect to the assumed sale of 838,550 shares of our common stock at a price of $89.44 per share, which was the closing price of our common stock on the New York Stock Exchange on January 18, 2024. The actual number of shares issued will depend on the price at which shares are sold from time to time during this offering.

Plan of Distribution	The Sales Agents may, according to the terms of the Sales Agreement, sell the shares of our common stock offered under this prospectus supplement in an “at-the-market offering”. See “Plan of Distribution” on page S-9 of this prospectus supplement.

New York Stock Exchange symbol	HCI

Use of proceeds	We currently intend to use potential net proceeds from the sale of the securities offered under this prospectus supplement for working capital purposes and other general corporate purposes, which may include financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of December 31, 2023, which was 9,738,183, and does not include, as of that date:

•	590,000 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2023, at a weighted-average exercise price of $51.54 per share;

•	750,000 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 2023, at an exercise price of $54.40 per share;

•	962,206 shares of common stock available for future issuance under our 2012 Omnibus Incentive Plan, as amended, or the 2012 Plan, as of December 31, 2023; and

•

up to 2,538,613 shares of common stock issuable upon conversion of our 4.25% convertible notes and 4.75% convertible notes outstanding as of December 31, 2023, excluding the effect of the related forward purchase agreement for the 4.25% convertible notes that was entered into at the date of such issuance.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition or results of operations could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a loss of all or part of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and/or cause the price of our common stock to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common stock in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The common stock offered hereby will be sold in “at-the-market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time using this prospectus supplement. The amount of proceeds we will receive from this offering, if any, will depend upon the number of shares of common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agents.

We currently intend to use potential net proceeds from the sale of the securities offered under this prospectus supplement for working capital purposes and other general corporate purposes, which may include financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock.

Pending any use, as described above, we plan to deposit the net proceeds in money market accounts with our primary bank or otherwise invest the net proceeds in high-quality, short-term, interest-bearing securities.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Truist Securities, Inc. and Citizens JMP Securities, LLC, as Agents, under which we may offer and sell from time to time shares of our common stock having an aggregate gross sales price of up to $75,000,000 through the Agents.

Sales of the common stock, if any, will be made through ordinary brokers’ transactions at market prices by methods deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. In addition, with our prior written approval, the Agents may also sell shares of our common stock by any other method permitted by law, including in block trades and privately negotiated transactions.

Upon delivery of a placement notice, the Agents may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum amount of common stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. Subject to the terms and conditions of the Sales Agreement, the Agents will use their reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend the offering of the common stock being made through the Agents under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as Agents in the sale of our common stock. The aggregate compensation payable to the Agents shall be equal to up to 3.0% of the gross sales price per share of all shares sold through them as Agents under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse a portion of the expenses of the Agents in connection with this offering up to a maximum of $75,000 plus an additional $10,000 per calendar quarter for ongoing services in connection with the transactions under the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur in accordance with the standard trade settlement timing then in effect (currently the second trading day following the date on which any sales are made), in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Agents will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We and the Agents may each terminate the Sales Agreement at any time with written notice.

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Other Relationships

The Agents and their affiliates have engaged, and may from time to time in the future engage, in transactions with, and perform services for, us, such as other commercial banking and lending services, including investment banking and financial advisory services, fairness opinions and other similar services, including those that may be provided in connection with any acquisitions or investments we may make, for which they have received, or may in the future receive, customary compensation. Additionally, in the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Foley & Lardner LLP, Tampa, Florida. Certain legal matters with respect to this offering will be passed upon for the Agents by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by FORVIS, LLP, an independent registered public accounting firm, as stated in their report thereon. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www..sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https:.//hcigroup.com. Our website is not a part of this prospectus supplement and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed on March 10, 2023);

•	the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 28, 2023) that were incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (as filed on May  10, 2023), our Quarterly Report on Form 10-Q for the quarter ended June  30, 2023 (as filed on August  9, 2023), and our Quarterly Report on Form 10-Q for the quarter ended September 30 (as filed on November 8, 2023);

•

our Current Reports on Form 8-K filed on May 31, 2023, June  8, 2023, June  13, 2023, June  14, 2023, July  7, 2023, September  21, 2023, October  2, 2023, November  6, 2023, November  9, 2023, December  7, 2023 and January 10, 2024; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 19, 2012, including any amendments or reports filed for the purposes of updating such description.

In addition, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement and the accompanying prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

HCI Group, Inc.

Attn: Andrew Graham

3802 Coconut Palm Drive

Tampa, Florida 33619

(813) 849-9500

HCI Group, Inc.

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Truist Securities	JMP Securities A CITIZENS COMPANY

January 22, 2024

PROSPECTUS SUPPLEMENT

HCI Group, Inc.

1,500,000 Shares of Common Stock and

Warrants to purchase up to 750,000 shares of Common Stock

This prospectus supplement relates to (1) the possible issuance of up to 750,000 shares of common stock of HCI Group, Inc., a Florida corporation (“we” or “our”) to the holder of our common stock purchase warrants upon the exercise of such warrants; (2) the possible resale by CB Snowbird Holdings, L.P., a Delaware limited partnership (“selling security holder”), of amended and restated common stock purchase warrants issued in a private placement on January 22, 2024; and (3) the possible resale by the selling security holder of up to 750,000 shares of our common stock issuable upon the exercise of such warrants.

The selling security holder (which term is used herein includes its donees, pledges, assignees, transferees and other successors in interest) may sell any or all of its securities from time to time on the New York Stock Exchange or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. The sales may be at fixed or negotiated prices. See “Plan of Distribution” which begins on page 25 of the Base Prospectus.

We are not offering any warrants or shares of our common stock for sale under this prospectus supplement and will not receive any of the proceeds from the sale of warrants or common stock by the selling security holder. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling security holder. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling security holder will be borne by the selling security holder.

The selling security holder may sell any, all or none of the securities offered by this prospectus supplement and we do not know when or in what amount the selling security holder may sell their securities hereunder.

You should carefully read this prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Investing in our securities involves a high degree of risk. Please read the “Risk Factors” beginning on page 5 of the Base Prospectus, as well as in the risk factors relating to our business that are incorporated by reference in the Base Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 22, 2024.

The section entitled “Selling Security Holders” in the Base Prospectus is hereby supplemented as follows:

SELLING SECURITY HOLDER

The “selling security holder” is the entity who may sell warrants or shares of our common stock registered pursuant to this prospectus supplement and the accompanying Base Prospectus. Such selling security holder may currently hold warrants exercisable for shares of our common stock registered pursuant to this prospectus supplement or may receive shares of our common stock registered pursuant to this prospectus supplement upon exercise of such warrants. The table below provides information as of the date of this prospectus supplement regarding the beneficial ownership of our common stock and warrants of the selling security holder, the number of shares of common stock and number of warrants that may be sold by the selling securityholder under this prospectus supplement and the number of shares of common stock and number of warrants that the selling security holder will beneficially own after this offering. Since the selling security holder may sell all, some or none of their warrants or shares, we cannot estimate the aggregate number of shares that the selling security holder will offer pursuant to this prospectus supplement or that the selling security holder will own upon completion of the offering to which this prospectus supplement relates.

The following table does not take into effect any restrictions on transfer contained in the Registration Rights Agreement, dated as of January 22, 2024, between us and the selling security holder (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the selling security holder, so long as it holds Registrable Securities, it or its affiliates will not, without our prior written consent, transfer (1) the Warrant (as defined below); (2) shares of common stock received upon exercise of the Warrant (the “Warrant Shares”) in excess of 300,000 Warrant Shares in a single transaction (other than a brokers’ transaction) or (3) Warrant Shares directly to a holder who is or, to the selling security holder’s knowledge, after such transfer such holder would be required to file an original or amended statement on Schedule 13D in connection with its beneficial ownership of our shares of common stock.

We granted to the selling security holder an amended and restated common stock purchase warrant on January 22, 2024 giving the selling security holder the right to purchase up to 750,000 shares of our common stock at an exercise price of $54.40 per share (the “Warrant”). Shares of our common stock underlying the Warrant expire as follows: 300,000 Warrant Shares expire February 26, 2025; 150,000 Warrant Shares expire December 31, 2026; 150,000 Warrant Shares expire December 31, 2027; and the remaining 150,000 Warrant Shares expire December 31, 2028. The Warrant may be exercised with cash or on a “cashless” basis, at the option of the selling security holder. The Warrant is subject to customary adjustments in its exercise price and/or number of shares for which the Warrant is exercisable as a result of future stock splits, stock dividends, reverse stock splits, and the like with respect to our common stock, and also upon certain dividends, distributions of stock purchase rights, and fundamental transactions by us.

Eric Hoffman, a director of HCI Group, Inc. since February 26, 2021, is the Managing Director of Centerbridge Partners, an affiliate of the selling security holder.

S-1

The selling security holder named below and their permitted transferees, pledgees, orderees or other successors may from time to time offer the warrants or shares of our common stock offered by this prospectus supplement:

	Shares of Common Stock					Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering(2)	Number Registered for Sale Hereby(2)	Number Beneficially Owned After Offering	Percent Owned After Offering(1)	Number Beneficially Owned Prior to Offering(2)	Number Registered for Sale Hereby(2)	Number Beneficially Owned After Offering	Percent Owned After Offering(1)
C.B. Snowbird Holdings, L.P.(3)	750,000	750,000	—	*	750,000	750,000	—	*

(1)

Represents less than 1%. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 10,488,183 shares of common stock outstanding (including the Warrant Shares), assuming the exercise of all currently outstanding warrants and the sale of all Warrant Shares by the selling security holder. The percentage of warrants to be beneficially owned after completion of the offering is calculated on the basis of no outstanding warrants, assuming the exercise of all currently outstanding warrants and the sale of all warrants being registered for resale by the selling security holder.

(2)	Represents the 750,000 shares of our common stock issuable upon full exercise of the Warrant.
(3)

The selling security holder owns common stock purchase warrants to purchase up to 750,000 shares of our common stock, which are fully exercisable as of the date hereof. CSCP III Cayman GP Ltd. is the general partner of the selling security holder. Gavin Baiera may be deemed to have investment discretion and voting power over the warrants and shares of common stock to be received upon exercise of the warrants held by the selling security holder. The address for CB Snowbird Holdings, L.P. is 375 Park Avenue, 11th Floor, New York, NY 10152-0002.

S-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration of the securities being registered hereby. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.

SEC registration fee(1)	$16,901.02
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	(2)
Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of such securities under the registration statement other than the $16,901.02 of fees due in connection with (A) the $75,000,000 of our common stock that may be issued and sold from time to time under an equity distribution agreement with Truist Securities, Inc. and Citizens JMP Securities, LLC and (B) the registration of 750,000 shares of our common stock issuable upon the exercise of common stock purchase warrants, the resale of 750,000 shares of common stock for selling security holders that may exercise the common stock purchase warrants and the resale of the common stock purchase warrants.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

HCI Group, Inc. is incorporated under the laws of the state of Florida. Section 607.0831 of the Florida Business Corporation Act, as amended (the “FBCA”), provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director, unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation has power to indemnify any person who is a party to any proceeding (other than an action by, or in the right of the corporation), because he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

In addition, under Section 607.0851 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (1) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (2) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our amended and restated articles of incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA also provides that a corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify or advance expenses to the individual against such liability under the provisions of Section 607.0857.

Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853, are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under the provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858, or advance expenses to a director or officer under Section 607.0853 or Section 607.0858, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (1) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (2) a transaction in which a director or officer derived an improper personal benefit; (3) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (4) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our amended and restated articles of incorporation and bylaws provide that we shall indemnify, and advance any and all reasonable expenses incurred by, any director or former director to the fullest extent permitted by law.

The underwriting agreement for this offering will provide that the underwriters indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933.

We also maintain director and officer liability insurance against certain claims and liabilities which may be made against our former, current or future directors and officers. In addition, we have individual indemnification agreements with our directors.

Item 16. Exhibits.

The following documents are filed as part of, or incorporated by reference into, this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated January 22, 2024, among HCI Group, Inc., Truist Securities, Inc. and Citizens JMP Securities, LLC.

3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 7, 2013.

3.1.1	Articles of Amendment to Articles of Incorporation designating the rights, preferences and limitations of Series B Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.1 to our Form 8-K filed October 18, 2013.

3.1.2	Articles of Amendment to Articles of Incorporation cancelling the rights, preferences and limitations of Series B Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.1 to our Form 8-K filed May 15, 2020.

3.2	Bylaws, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Form 8-K filed September 13, 2019.

4.1	See Exhibits 3.1, 3.1.1, 3.1.2 and 3.2 for provisions of the Articles of Incorporation, as amended, and the Bylaws, as amended, defining certain rights of security holders.

4.2	Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 7, 2013.

4.3	Indenture, dated March 3, 2017, between HCI Group, Inc. and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.1 of our Form 8-K filed March 3, 2017.

4.4	Form of Global 4.25% Convertible Senior Note due 2037 (included in Exhibit 4.3). Incorporated by reference to Exhibit 4.1 of our Form 8-K filed March 3, 2017.

4.5	Indenture, dated May 23, 2022, by and between HCI Group, Inc. and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.3 to our Form 10-Q filed August 9, 2022.

4.6	Form of Global 4.75% Convertible Senior Note due 2042 (included in Exhibit 4.5). Incorporated by reference to Exhibit 4.3 to our Form 10-Q filed August 9, 2022.

4.7	Form of Senior Indenture. Incorporated by reference to Exhibit 4.7 to our Registration Statement on Form S-3 filed September 8, 2023 and declared effective September 28, 2023.

4.8	Form of Subordinated Indenture. Incorporated by reference to Exhibit 4.8 to our Registration Statement on Form S-3 filed September 8, 2023 and declared effective September 28, 2023.

4.9*	Form of Senior Debt Securities.

4.10*	Form of Subordinated Debt Securities.

4.11*	Form of Supplemental Senior Indenture.

4.12*	Form of Supplemental Subordinated Indenture.

4.13*	Form of Warrant.

4.14*	Form of Warrant Agreement.

4.15*	Form of Stock Purchase Contract.

4.16*	Form of Stock Purchase Unit.

4.17	Amended and Restated Common Stock Purchase Warrant, dated January 22, 2024.

4.18	Registration Rights Agreement, dated January 22, 2024, between HCI Group, Inc. and CB Snowbird Holdings, L.P.

4.19	Stock Redemption Agreement, dated January 22, 2024, among HCI Group, Inc., TypTap Insurance Group, Inc. and CB Snowbird Holdings L.P.

5.1	Opinion of Foley & Lardner LLP.

5.2	Opinion of Foley & Lardner LLP relating to the equity distribution prospectus.

5.3	Opinion of Foley & Lardner LLP relating to the selling security holder prospectus.

23.1	Consent of FORVIS, LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.2).

23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.3).

24.1	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility and Qualification of Trustee for Senior Indenture on Form T-1.

25.2**	Statement of Eligibility and Qualification of Trustee for Subordinated Indenture on Form T-1.

107	Filing Fee Table

*	To be filed by amendment or as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 22, 2024.

HCI GROUP, INC.

By:	/s/ Paresh Patel
Paresh Patel
Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Andrew Graham and Paresh Patel and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paresh Patel	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 22, 2024
Paresh Patel

/s/ James Mark Harmsworth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 22, 2024
James Mark Harmsworth

/s/ Wayne Burks	Director	January 22, 2024
Wayne Burks

/s/ Karin Coleman	Director	January 22, 2024
Karin Coleman

/s/ Eric Hoffman	Director	January 22, 2024
Eric Hoffman

/s/ Sanjay Madhu	Director	January 22, 2024
Sanjay Madhu

/s/ Peter Politis	Director	January 22, 2024
Peter Politis

/s/ Gregory Politis	Director	January 22, 2024
Gregory Politis

/s/ Anthony Saravanos	Director	January 22, 2024
Anthony Saravanos

/s/ Lauren Valiente	Director	January 22, 2024
Lauren Valiente

/s/ Susan Watts	Director	January 22, 2024
Susan Watts